UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2011

MoneyGram International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-31950	16-1690064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 999-7552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed by MoneyGram International, Inc. (the “Company” or “MoneyGram”), the Company has been served with subpoenas to produce documents and testify before a grand jury in the U.S. District Court for the Middle District of Pennsylvania. The subpoenas sought information related to, inter alia, MoneyGram’s U.S. and Canadian agents, as well as certain transactions involving such agents, fraud complaint data, and MoneyGram’s consumer anti-fraud program during the period from 2004 to 2009. MoneyGram has provided information requested pursuant to the subpoenas and continues to provide additional information relating to the investigation. In addition, the Company has been provided with subpoenas for the testimony of certain current and former employees in connection with the investigation.

Also, as previously disclosed, the U.S. Department of Treasury Financial Crimes Enforcement Network (“FinCEN”) requested information, which information was subsequently provided by MoneyGram, concerning MoneyGram’s reporting of fraudulent transactions during this period. In November 2010, MoneyGram met with representatives from the U.S. Attorney’s Office for the Middle District of Pennsylvania (the “MDPA USAO”) and representatives of FinCEN to discuss the investigation. In July 2011, MoneyGram had further discussions with the MDPA USAO and representatives of the Asset Forfeiture and Money Laundering Section of the U.S. Department of Justice (“US DOJ”). MoneyGram has been informed that it is being investigated by the federal grand jury in connection with these matters for the period 2004 to early 2009 as well as MoneyGram’s anti-money laundering program during that period. MoneyGram is cooperating with the MDPA USAO and the US DOJ in connection with the subpoenas and the related investigation.

The Company believes the investigation is nearing completion. In December 2011, a meeting was scheduled for the first quarter of 2012 between representatives of the Company, the MDPA USAO and representatives of the Criminal Division of the US DOJ to discuss the investigation. Also in December 2011, the Company was notified of a request by representatives of the MDPA USAO for interviews of one current executive officer and one former chief executive officer of the Company. No conclusions can be drawn at this time as to the outcome of the investigation, which could include the MDPA USAO seeking criminal or civil penalties against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Timothy C. Everett
Name:	Timothy C. Everett
Title:	Executive Vice President, General Counsel and Corporate
Secretary

Date: December 19, 2011